                                                                      EXHIBIT 11

                    STATEMENT RE:COMPUTATION OF PER SHARE EARNINGS

                                                                                                      QUARTER ENDED
                                                                                            ---------------------------------
                                                                                            AUGUST 31,           AUGUST 26,
                                                                                               1996                  1995
                                                                                            -------------       -------------
PRIMARY:
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $  (9,536,721)(1)   $  (1,416,012)
                                                                                            -------------       -------------
                                                                                            -------------       -------------

Weighted average common shares outstanding. . . . . . . . . . . . . . . .                      3,793,312           3,791,272

Common stock equivalents: (stock options and warrants). . . . . . . . . .                            ---                 ---
                                                                                            -------------       -------------

Weighted average number of common shares
and common share equivalents outstanding. . . . . . . . . . . . . . . . .                      3,793,312           3,791,272
                                                                                            -------------       -------------
                                                                                            -------------       -------------

EARNINGS PER SHARE:

Net income (loss) per common and common equivalent share. . . . . . . . .                  $       (2.51)(1)       $   (0.37)
                                                                                            -------------       -------------
                                                                                            -------------       -------------

(1) Includes $9,070,145 of reorganization expenses as a result of the Company's July 2, 1996, Chapter 11 Bankruptcy filing.

Note: The calculation of fully diluted earnings per share is the same as the calculation shown above.


                                                                                                    TWO QUARTERS ENDED
                                                                                            ---------------------------------
                                                                                            AUGUST 31,           AUGUST 26,
                                                                                               1996                  1995
                                                                                            -------------       -------------
PRIMARY:
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $  (9,755,074)(1)   $  (2,074,634)
                                                                                            -------------       -------------
                                                                                            -------------       -------------

Weighted average common shares outstanding. . . . . . . . . . . . . . . .                      3,793,312           3,791,272

Common stock equivalents: (stock options and warrants). . . . . . . . . .                            ---                 ---
                                                                                            -------------       -------------

Weighted average number of common shares
and common share equivalents outstanding. . . . . . . . . . . . . . . . .                      3,793,312           3,791,272
                                                                                            -------------       -------------
                                                                                            -------------       -------------

EARNINGS PER SHARE:

Net income (loss) per common and common equivalent share. . . . . . . . .                  $       (2.57)(1)   $       (0.55)
                                                                                            -------------       -------------
                                                                                            -------------       -------------

(1) Includes $9,070,145 of reorganization expenses as a result of the Company's July 2, 1996, Chapter 11 Bankruptcy filing.

Note:    The calculation of fully diluted earnings per share is the same as the calculation shown above.


                                      20